Exhibit 99.1







      Kerr-McGee Schedules Fourth-Quarter Earnings Conference Call, Webcast
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     Oklahoma City,  Jan. 21, 2004 - Kerr-McGee  Corp.  (NYSE:  KMG) will hold a conference call Jan. 28, 2004, at 11 a.m. EST to discuss its fourth-quarter 2003 financial and operating results and expectations for the future. The call will follow the release of Kerr-McGee's fourth-quarter earnings the morning of Jan. 28, 2004.
     Interested  parties  may  listen to the call via  Kerr-McGee's  website  at
www.kerr-mcgee.com   or  by  calling  888-482-0024  in  the  United  States,  or
617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 in the United States, or 617-801-6888 outside the United States. The code for the replay of the call will be #46824262. The webcast replay will be archived for 30 days on the company's website.
     Information on earnings also will be available on the company's website home page at www.kerr-mcgee.com.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #
Media contact:    Debbie Schramm
                  Direct:  405-270-2877
                  Pager: 1-888-734-8294
                  dschramm@kmg.com

Investor contact: Rick Buterbaugh
                  405-270-3561